EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Velocity Express Corporation (the “Company”) on Form 10-K/A for the period ended June 28, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Vincent A. Wasik, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The amended Annual Report of the Company on Form 10-K/A fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ VINCENT A. WASIK
Vincent A. Wasik
Chairman of the Board and Chief Executive Officer
October 27, 2008

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 10-K/A or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to Velocity Express Corporation and will be retained by Velocity Express Corporation and furnished to the Securities and Exchange Commission or its staff upon request.